UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2014

Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 7.01 Regulation FD Disclosure.

Toys “R” Us—Delaware, Inc. (“Toys-Delaware”), a wholly owned subsidiary of Toys “R” Us, Inc. (the “Company”), is seeking to refinance (the “Refinancing”) (i) its $646 million secured term loans due fiscal 2016 (the “2016 Term Loans”), (ii) a significant portion of its $583 million incremental secured term loans due 2018 (together with the 2016 Term Loans, the “Existing Term Loans”) and (iii) its $350 million 7 3⁄8% Senior Secured Notes due 2016 (the “Notes”) through (A) a syndication of, and/or roll-over or extension by lenders of the Existing Term Loans into, new secured term loans in an amount up to $1,025 million (the “New Term Loans”) and (B) a syndication of up to $350 million of a new secured loan tranche pursuant to additional commitments under its existing secured revolving credit facility that do not utilize the current available borrowing base under such facility (the “New Loan Tranche” and, together with the New Term Loans, the “New Facilities”).

The New Term Loans will be guaranteed on an unsecured basis by a subsidiary of the Company that is the parent company of Toy “R” Us Property Company I, LLC. The New Term Loans and the New Loan Tranche are expected to mature five and a half years and five years from the date the new borrowings are drawn, respectively. We expect that if we complete the Refinancing, our annual interest expense will increase, though the exact interest rate for borrowings under the New Facilities has not yet been determined.

Toys-Delaware also intends on September 24, 2014 to provide notice to the holders of the Notes that it intends to redeem all such Notes on or about October 24, 2014 (the “Redemption Date”) at a redemption price of 101.844% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, conditioned upon the completion of the Refinancing on or prior to the Redemption Date (the “Condition”). Toys-Delaware reserves the right to waive the Condition or revoke the redemption notice if the Condition is not satisfied, in each case in Toys-Delaware’s sole discretion.

The consummation of the Refinancing is subject to market and other conditions and there can be no assurance as to the terms of the Refinancing or that the Refinancing, including the redemption of the Notes, will occur.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

This Report may contain “forward looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such disclosures are intended to be covered by the safe harbors created thereby. All statements herein or therein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases, such as “anticipate,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “outlook” or the negative version of these words or other similar words or phrases. These statements are subject to risks, uncertainties and other factors. We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments unless required by the Securities and Exchange Commission’s rules and regulations. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYS “R” US, INC.

By:	/s/ Michael J. Short
Name:	Michael J. Short
Title:	Executive Vice President – Chief Financial Officer

Date: September 23, 2014